Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF(ISHAGG) iShares U.S. Credit Bond ETF(ISHCRED) iShares Edge U.S. Fixed Income Balanced Risk
ETF(ISHFIBR)
iShares Intermediate Credit Bond ETF(ISHICRED) iShares Core 1-5 Year USD Bond ETF(ISHISTB)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock 2022 Global Income Opportunity Trust(BGIO)
BlackRock Managed Income - Short Duration Portfolio(BR-
MI-LO)
BlackRock Credit Strategies Income - Investment Grade
(BR-MSBIG)
BlackRock Strategic Global Bond Fund, Inc.( BR-WI)
GuideStone Funds Low Duration Bond Fund (GUIDE)
UBS PACE Intermediate Fixed Income Investments
Portfolio(UBS-PACE)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-17-2017

Security Type:
BND/CORP


Issuer
Citigroup Inc. (2023)

Selling
Underwriter
Citigroup Global Markets Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)

Citigroup Global Markets Inc.,ABN AMRO
Securities (USA) LLC,Barclays Capital
Inc.,BNY Mellon Capital Markets,LLC,Nomura
Securities International,Inc.,PNC Capital
Markets LLC,Rabo Securities USA,Inc.,RBC
Capital Markets,LLC,TD Securities (USA)
LLC,Academy Securities,Inc.,Bank of China
Limited,London Branch,BBVA Securities
Inc.,BMO Capital Markets Corp.,Capital One
Securities,Inc.,CIBC World Markets
Corp.,Commerz Markets LLC,Credit Suisse
Securities (USA) LLC,Fifth Third
Securities,Inc.,Guzman & Company,ICBC
Standard Bank Plc,Imperial
Capital,LLC,Melvin Securities,LLC,Mizuho
Securities USA LLC,National Bank of Canada
Financial Inc.,Penserra Securities
LLC,Regions Securities LLC,SMBC Nikko
Securities America,Inc.,SunTrust Robinson
Humphrey,Inc.,Tigress Financial Partners
LLC

Transaction Details

Date of Purchase
07-17-2017


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
0.325%


1.	Aggregate Principal Amount Purchased
(a+b)
$ 139,347,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$ 12,215,000

b. Other BlackRock Clients
$1,27,132,000

2.	Aggregate Principal Amount of
Offering
$ 2,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0557


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Arushi Bhasin
Date: 07-19-2017
Global Syndicate Team Member




Approved by:
Betsy Mathews
Date: 7-21-2017
Global Syndicate Team Member